                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                             Helen of Troy Limited
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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
                              [HELEN OF TROY LOGO]
                              HELEN OF TROY LIMITED
                             ONE HELEN OF TROY PLAZA
                              EL PASO, TEXAS 79912


July 13, 2001




Dear Shareholders:

         It is my pleasure to invite you to the 2001 Annual Meeting of the Shareholders of Helen of Troy Limited. The meeting will be held at 1:00 p.m. Mountain Daylight Time, on Tuesday, August 28, 2001, at the Hilton Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas. In addition to the business to be transacted at the meeting, members of management will present information about the Company's operations and will answer your questions.

         At our Annual Meeting, we will elect six directors and vote on a proposal that would increase the number of shares available to be issued to our employees under the Company's 1998 Stock Option and Restricted Stock Plan. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement contain information that you should consider when you vote your shares. It is important that you vote your shares whether or not you plan to attend the meeting. Please sign, date and return the enclosed proxy card in the accompanying envelope as soon as possible. If you plan to attend the meeting and wish to vote in person, you may vote your proxy at that time.

         I look forward to seeing you at the meeting. On behalf of the management and directors of Helen of Troy Limited, I want to thank you for your continued support and confidence.




                                                       Sincerely,




                                                       Gerald J. Rubin
                                                       Chairman of the Board,
                                                       Chief Executive Officer
                                                       and President

                              HELEN OF TROY LIMITED
                             ONE HELEN OF TROY PLAZA
                              EL PASO, TEXAS 79912

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 28, 2001

         Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of Helen of Troy Limited, a Bermuda company (the "Company"), will be held at the Hilton Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas on Tuesday, August 28, 2001 at 1:00 p.m., Mountain Daylight Time, for the following purposes:

         1.       To elect a board of six directors;
         2. To consider an amendment to the Helen of Troy Limited 1998 Stock Option and Restricted Stock Plan to increase the number of shares of the Company's common stock available under such Plan; and
         3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The record date for determining Shareholders entitled to receive notice of and vote at the Annual Meeting is July 10, 2001. You are urged to read carefully the attached Proxy Statement for additional information concerning the matters to be considered at the Annual Meeting.

         If you do not expect to be present in person at the Annual Meeting, please sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope that has been provided for your convenience. The prompt return of proxies will help ensure the presence of a quorum and save the Company the expense of further solicitation.

         You are cordially invited and encouraged to attend the Annual Meeting in person.





                                                             John R. Boomer
                                                             Vice President,
                                                             General Counsel
                                                             and Secretary
El Paso, Texas
July 13, 2001

                                    IMPORTANT
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.


                                HELEN OF TROY(R)

                              HELEN OF TROY LIMITED

                             ONE HELEN OF TROY PLAZA
                              EL PASO, TEXAS 79912

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 28, 2001

                             SOLICITATION OF PROXIES

          The accompanying proxy is solicited by the Board of Directors of Helen of Troy Limited (the "Company") for use at its Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Hilton Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas, on Tuesday, August 28, 2001, at 1:00 p.m., Mountain Daylight Time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. A proxy may be revoked by filing written notice of revocation or an executed proxy bearing a later date with the Secretary of the Company any time before exercise of the proxy. A shareholder giving a proxy may attend the Annual Meeting and vote in person. Forms of proxy and proxy statements are to be mailed on or about July 13, 2001.

          The Annual Report to Shareholders for the year ended February 28, 2001 ("fiscal 2001"), including financial statements, is enclosed. It does not form any part of the material provided for the solicitation of proxies.

          The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit the return of proxies by telephone and personal interview. Forms of proxy and proxy material may also be distributed through brokers, custodians and like parties to beneficial owners of the Company's common shares, par value $.10 per share (the "Common Stock") for which the Company will, upon request, reimburse the forwarding expense.


                                VOTING SECURITIES

          The close of business on July 10, 2001 is the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of June 27, 2001, there were 28,065,726 issued and outstanding shares of Common Stock, entitled to one vote per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of June 22, 2001, the beneficial ownership of the Common Stock of the Directors, the executive officers of the Company, the executive officers and the Directors of the Company as a group, and each person known to the Company to be the beneficial owner of more than 5% of the Common Stock:

                NAME                                        NUMBER OF SHARES                   PERCENT
Gerald J. Rubin (1)(2)(3)(4)(5)                               7,354,922                         22.7%
      One Helen of Troy Plaza
      El Paso, Texas 79912

Byron H. Rubin (6)                                               63,000                             *

Daniel C. Montano (6)                                            44,000                             *

Gary B. Abromovitz (6)                                           56,000                             *

Stanlee N. Rubin (1)(2)(3)(4)(5)                              7,354,922                          22.7%
      One Helen of Troy Plaza
      El Paso, Texas 79912

Christopher L. Carameros (6)(7)                                  54,000                             *

Russell G. Gibson                                                    --                             *

All directors and executive officers as a group               7,571,922                          23.3%
      (7 persons) (8)(9)

FMR Corp. (10)                                                3,634,540                          11.2%
      82 Devonshire Street
      Boston, Massachusetts 02109

Liberty Wanger Asset Management, LP (11)                      2,700,000                           8.3%
      227 West Monroe Street
      Suite 3000
      Chicago, IL 60606


        *ownership of less than 1% of the outstanding Common Stock

(1)      Does not include 144,000 shares in a trust for the children of Gerald
         J. Rubin and Stanlee N. Rubin in which they disclaim any beneficial ownership.

(2) Includes 276,980 shares held beneficially through a partnership in which Gerald J. Rubin and Stanlee N. Rubin are partners.

(3) Includes 4,150,000 shares in the case of Gerald J. Rubin, subject to stock options that are exercisable within sixty days of June 22, 2001. Gerald J. Rubin's stock options are subject to a one-half undivided community property interest with Stanlee N. Rubin.

(4) Includes 2,875,942 shares owned directly by Gerald Rubin, all of which are subject to a one-half undivided community property interest with Stanlee N. Rubin.

(5) Includes 52,000 stock options, issued under the 1995 Non-Employee Director Stock Option Plan and exercisable within sixty days of June 22, 2001, held by Stanlee N. Rubin and subject to a one-half undivided community property interest with Gerald J. Rubin.

(6) Includes 44,000, 44,000, 52,000, and 44,000 shares subject to stock options that are exercisable within sixty days as of June 20, 2001 for Byron H. Rubin, Daniel C. Montano, Gary B. Abromovitz, and
         Christopher L. Carameros, respectively.

(7) Includes 10,000 shares held in a trust, of which Mr. Carameros is the trustee, for Mr. Carameros' family.

(8)      Includes shares discussed in notes 2-7 above.

(9) Includes 4,386,000 shares subject to stock options that are exercisable within sixty days of June 22, 2001.

(10) According to correspondence dated June 25, 2001 and received by Helen of Troy Limited from FMR Corp., FMR Corp. has sole dispositive power for 3,634,540 shares and sole voting power for 223,440 shares.

(11) According to Schedule 13G filed on February 14, 2001, Liberty Wanger Asset Management, LP has sole dispositive and voting power for 2,700,000 shares.


                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

      The Bye-laws of the Company state that the number of Directors of the Company shall be established by the Board of Directors from time to time but shall not be less than two. The Board of Directors has set the number of Director positions at six. The Nominating Committee has identified six candidates for election to the Board of Directors. Each Director elected shall serve as a Director until the next annual meeting of shareholders, or until his or her successor is elected and qualified.

      The six persons named below are the Nominating Committee's nominees for election as Directors. Gerald J. Rubin and Stanlee N. Rubin are married. Gerald
J. Rubin and Byron H. Rubin are brothers. Set forth below are descriptions of the principal occupations during at least the past five years of the nominees for membership on the Company's Board of Directors.

      Gerald J. Rubin, age, 57, founder of the Company, has been the Chairman of the Board, Chief Executive Officer and President of the Company since June 2000. From 1984 to July 2000 Mr. Rubin was Chairman of the Board and Chief Executive Officer of the Company. Mr. Rubin has been a Director of the Company since 1969.

      Gary B. Abromovitz, age 58, has been a Director of the Company since 1990. Mr. Abromovitz was a partner in the law firm of Bonn/Abromovitz from January 1990 to September 1998. Since September 1998, Mr. Abromovitz has been active in real estate, concentrating on historic properties and downtown redevelopment.

      Stanlee N. Rubin, age 57, has been a Director of the Company since
1990. Mrs. Rubin is active in civic and charitable organizations. She is a member of the University of Texas at El Paso Board of Development. Mrs. Rubin is also a Partner for the Susan G. Komen Breast Cancer Foundation.

      Christopher L. Carameros, age 47, has been a Director of the Company since June 1993. Mr. Carameros has been an officer of L & M Asset Management Inc., a financial services and asset management company, from August 1997 to the present. Mr. Carameros was an officer of Cactus Apparel Inc., an apparel manufacturing company, from September 1993 to July 1997.

         Byron H. Rubin, age 51, has been a Director of the Company since 1981. Mr. Rubin has been a partner in the firm Daniels & Rubin (formerly known as Integrated Financial of Texas), an insurance and tax planning firm in Dallas, Texas since 1979.

         Daniel C. Montano, age 52, has been a Director of the Company since 1980. He has been the Managing Director of C&K Capital since January 1997. From January 1995 to December 1996, he was Director of Investment Banking at Brookstreet Securities. Mr. Montano was President and a director of Montano Securities Corporation from 1979 to January 1995. In connection with matters that occurred in 1994, Mr. Montano agreed in 1997 to a settlement with the National Association of Securities Dealers, Inc. (the "NASD") pursuant to which he was fined $102,500 and suspended by the NASD from associating with any NASD members for a period of two years. Mr. Montano consented to the findings that he had engaged in a course of conduct that resulted in the mishandling or misuse by his firm, Montano Securities, of funds entrusted to it. Montano Securities was also found to have carried out securities transactions without maintaining sufficient net capital. In May 1998, the NASD suspended Mr. Montano's registration as a registered securities broker for an unspecified time due to his failure to pay an arbitration award. In July 1998, the Securities and Exchange Commission entered an order affirming a decision by the NASD that Mr. Montano was found to have violated certain rules of the NASD, including not accurately and sufficiently discussing the mechanism of short-selling or the risks associated with implementing the strategy using a particular stock, making improper references to prior recommendations, making exaggerated and inappropriate presentations of prior recommendations and making improper projections. None of the matters discussed above with regard to Mr. Montano involved any securities or transactions involving the Company or any of its subsidiaries.

                     VOTE REQUIRED FOR ELECTION OF DIRECTORS

         The nominees receiving a majority of the votes cast at the Annual Meeting will be elected as Directors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE SIX NOMINEES NAMED ABOVE.


                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         During fiscal 2001 the Company's Executive Committee consisted of Gerald J. Rubin, Byron H. Rubin and, prior to his resignation in June 2000, Mr.
H. McIntyre Gardner. The Executive Committee has the power to exercise all of the authority of the Board of Directors in the management of the business and affairs of the Company, except to the extent limited by the Company's Bye-laws and by applicable law. All actions and resolutions of the Executive Committee are reported to the Board of Directors at the next meeting of the Board for its review, approval and ratification. The Executive Committee meets periodically during the year; but no resolutions were adopted nor were any formal meetings held during fiscal 2001.

         The Company's Audit Committee consisted of Gary B. Abromovitz, Daniel
C. Montano and Christopher L. Carameros during fiscal 2001. The Audit Committee is responsible for evaluating accounting and control procedures and practices of the Company and for reporting on such matters to the Board of Directors. The Audit Committee serves as a direct liaison with the Company's independent public accountants and recommends the engagement or discharge of such accountants. The Audit Committee meets periodically with the Chief Financial Officer, other appropriate officers of the Company and the Company's independent public accountants to review the Company's financial and accounting systems, accounting and financial controls, reports by the independent public accountants, proposed accounting changes and financial statements and opinions on such financial statements. The Audit Committee met four times during fiscal 2001.

         The Company's Nominating Committee consisted of Gerald J. Rubin and Stanlee N. Rubin during fiscal 2001. The Nominating Committee receives recommendations from its members or other members of the Board of Directors for candidates to be appointed to the Board or Committee positions, reviews and evaluates such candidates and makes recommendations to the Board of Directors for nominations to fill Board and Committee positions. The Nominating Committee held one formal meeting and periodic informal meetings during the year. The Nominating Committee will consider candidates recommended by employees and shareholders. Written suggestions for candidates, accompanied by a written consent of the proposed candidate to serve as a Director if nominated and elected, a description of his or her qualifications and other relevant biographical information, should be sent by March 15, 2002 for consideration by the Nominating Committee prior to the next annual meeting to the Secretary of the Company, One Helen of Troy Plaza, El Paso, Texas 79912.

         The Company's Stock Option and Compensation Committee consisted of Gary
B. Abromovitz and Daniel C. Montano during fiscal 2001. The Stock Option and Compensation Committee generally oversees matters relating to compensation of employees of the Company. In connection with this oversight, it reviews and makes recommendations to the Board of Directors on officer and senior employee compensation and on grants of stock options under the Company's stock option plans. The Stock Option and Compensation Committee met or unanimously voted on resolutions four times during fiscal 2001.

         The full Board of Directors met or voted on resolutions five times during fiscal 2001. One of the five Board of Directors meetings was held by telephone. Each of the Directors attended or acted upon at least seventy-five percent of the aggregate number of Board of Director meetings, consents, and Committee meetings or consents held or acted upon during the period for which he or she acted as a Director during fiscal 2001.

                               EXECUTIVE OFFICERS

         The executive officers of the Company consist of Gerald J. Rubin and Russell G. Gibson; Mr. Rubin is currently also a director of the Company. See "Election of Directors."

Russell G. Gibson, age 48, has been the Senior Vice President of Finance and Chief Financial Officer of the Company since August 2000. Mr. Gibson served as Vice President and Chief Financial Officer of Lucchese, Inc., a footwear manufacturer, from December 1998 to August 2000, and as Vice President and Chief Financial Officer of Farah, Inc., a manufacturer of apparel, from November 1994 to December 1998. Prior to its acquisition by Tropical Sportswear Corp., Farah, Inc. was listed on the New York Stock Exchange.

                             EXECUTIVE COMPENSATION

         The following table sets forth the summary of compensation earned by the Company's Chief Executive Officer and its other Executive Officer during fiscal years 1999 through 2001.


                           SUMMARY COMPENSATION TABLE


                                          ANNUAL COMPENSATION                LONG-TERM
                                                                            COMPENSATION
                               ------------------------------------------ -----------------

                                                            OTHER ANNUAL                         ALL OTHER
 NAME AND PRINCIPAL    FISCAL                               COMPENSATION     OPTIONS /SARS     COMPENSATION
      POSITION          YEAR      SALARY ($)    BONUS ($)       ($)              (#)               ($)
------------------------------------------------------------------------     -------------     -------------
Gerald J. Rubin       2001         600,000       766,094                         1,000,000      18,995 (1)(2)(3)
 Chairman, Chief      2000         600,000             -             -           1,000,000      16,872 (1)(2)(3)
 Executive Officer,   1999         600,000     1,250,000             -           1,000,000      17,052 (1)(2)(3)
 and President

Russell Gibson        2001 (4)     100,208         8,835             -              10,000                -
 Senior
 Vice-President
 Finance and Chief
 Financial Officer

(1) Includes $1,000 consisting of the Company's contributions to the Helen of Troy 401(k) Plan.

(2) Includes amounts representing the economic benefit of split-dollar life insurance policies for which the Company paid the premiums. The economic benefit of such policies totaled $10,904, $8,622, and $7,802 in fiscal 2001, 2000 and 1999, respectively

(3) Includes $7,250 for fiscal 1999 and 2000 and $8,091 for fiscal 2001 representing the annual lease value of a vehicle provided by the Company.

(4)      Mr. Gibson joined the Company in August 2000.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE VALUE
                                                                                           AT ASSUMED ANNUAL RATES OF
                                                                                            STOCK PRICE APPRECIATION
                                   INDIVIDUAL GRANTS                                              FOR OPTION TERM
------------------------------------------------------------------------------------------ ----------------------------
                    NUMBER OF
                    SECURITIES       % OF TOTAL
                    UNDERLYING       OPTIONS / SARS
                   OPTIONS / SARS    GRANTED TO
                      GRANTED        EMPLOYEES IN        EXERCISE OR BASE      EXPIRATION
   NAME                 (#)          FISCAL YEAR           PRICE ($/SH)           DATE         5% ($)        10% ($)
   ----                 ---          -----------           ------------           ----         ------        -------
G. Rubin              250,000           20%                  6.5315             5/31/2010      1,026,906     2,602,382
G. Rubin              250,000           20%                  5.6875             8/31/2010        894,210     2,266,103
G. Rubin              250,000           20%                  4.4063            11/30/2010        692,775     1,755,627
G. Rubin              250,000           20%                  6.4063             2/28/2011      1,007,222     2,552,498
R. Gibson              10,000            1%                  6.3130             8/16/2010         39,702       100,613


AGGREGATED OPTION / SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                  / SAR VALUES

                       SHARES
                      ACQUIRED                                                            VALUE OF UNEXERCISED IN-THE-MONEY
       NAME              ON        VALUE REALIZED        NUMBER OF UNEXERCISED OPTIONS    OPTIONS / SARS AT YEAR-END ($)(1)
                      EXERCISE           ($)              / SARS AT YEAR-END (#)
                         (#)
                                                         EXERCISABLE     UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
-------------------- ------------  ---------------- ----------------------------------      -----------   -------------
G. Rubin                       -               -           3,900,000        1,300,000         3,149,975             -
R. Gibson                      -               -                   -           10,000                 -         1,870



(1) Represents the difference between the last sale price of the Common Stock on February 28, 2001 ($6.50) and the exercise price of the option, multiplied by the applicable number of options.


                               EMPLOYMENT CONTRACT

         Mr. Rubin's employment contract was amended and restated effective March 1999. Mr. Rubin's employment contract has a term of five years, renews itself daily and provides for a base salary of $600,000, a bonus equal to five percent of adjusted earnings from continuing operations less Mr. Rubin's base salary, in accordance with the Company's 1997 Cash Bonus Performance Plan, which was approved by the Company's shareholders, and reimbursement of certain expenses and taxes. Mr. Rubin also received options to purchase Common Stock that are immediately vested in the amount of 250,000 shares on the last business day of each of the Company's fiscal quarters. Under the contract and subject to options being available under the Company's stock option plans, he will continue to receive options in such amount on the last business day of each August, November, February and May during the term of the agreement. In the event there are not a sufficient number of shares under the stock option plans to cause the grant of stock options to Mr. Rubin, the Company agrees to use its reasonable efforts to cause the Company's shareholders to approve additional shares of Common Stock to be subject to such stock option plans to enable such grants. In the event the Company's shareholders do not approve additional shares to be issued under such stock option plans, the Company is not obligated to Mr. Rubin to grant such options. The Company proposes to increase the number of shares subject to the Company's 1998 Stock Option and Restricted Stock Plan. See "Proposal to Increase the Number of Shares of Common Stock Available Under the Helen of Troy Limited 1998 Stock Option and Restricted Stock Plan."

         Should Mr. Rubin's employment with the Company be terminated by an occurrence other than death, disability, or good cause, Mr. Rubin will receive payments, each in an amount equal to his monthly rate of basic compensation, which shall commence on the date of termination and shall continue until the date the employment contract would have expired but for said occurrence. Mr. Rubin would also receive payments, payable annually after the close of each fiscal year of the Company, each in an amount of incentive compensation and bonuses that would otherwise have been payable to him if he had continued in the employ of the Company for the same period.

         Upon the occurrence of a change in control of the Company, Mr. Rubin may elect to terminate his employment with the Company, and upon such termination will receive a present-value lump sum payment of that amount due to him as basic compensation if his employment contract had continued until the date the employment contract would have expired but for said occurrence. In the event of a change in control, Mr. Rubin will also receive a lump sum payment in an amount equal to the amount of incentive compensation and bonuses that would otherwise have been payable to him under the employment agreement. Such lump sum payment shall be calculated using Mr. Rubin's highest incentive compensation and bonuses payable with respect to the Company's most recent three fiscal years ending prior to the date of the termination, with present value calculated using the applicable federal rate for the date of the termination of employment. Mr. Rubin's contract also provides for a gross-up for the excise tax on any amounts that are treated as excess parachute payments under the Internal Revenue Code of 1986, as amended.

         If Mr. Rubin's employment is terminated by an occurrence other than by death, disability, or good cause, including upon a change in control, Mr. Rubin will also receive: (1) all amounts earned, accrued or owing but not yet paid to him, (2) immediate vesting of all options granted to him, (3) removal of all restrictions on restricted stock awarded to him and immediate vesting of the rights to such stock, (4) medical benefits for him and his wife for life, and
(5) paid premiums of his life insurance policy, required under his employment contract. Mr. Rubin will continue to participate in all employee benefits plans, programs or arrangements available to Company executives in which he was participating on the date of termination until the date the employment contract would have expired but for said occurrence or, if earlier, until he receives equivalent benefits and coverage by another employer.

         In the event of the death of Gerald J. Rubin, all unpaid benefits under these agreements are payable to his estate. Gerald J. Rubin's contracts grant him the right to elect a cash payment of the remainder of his contracts in the event of a merger, consolidation or transfer of all or substantially all of the Company's assets to any unaffiliated company or other person.

                              DIRECTOR COMPENSATION

         During fiscal 2001, each member of the Board of Directors of the Company who is not an employee of the Company received a fee of $3,000 for each meeting of the Board of Directors attended and $3,000 for each Audit Committee meeting attended, together with travel and lodging expenses incurred in connection therewith. Additional retainer payments of $4,000 were made quarterly to each such director. Members of the Board of Directors were not compensated for their participation in telephonic meetings of the Board of Directors during fiscal 2001.

         Under the Helen of Troy Limited 1995 Non-Employee Director Stock Option Plan, each non-employee director receives stock options to acquire 4,000 shares of the Common Stock at the beginning of each fiscal quarter of the Company. Stock options granted to non-employee directors have an exercise price equal to the median of the high and low market prices of the Common Stock on the last trading date preceding the date on which the stock options are granted. Such stock options vest after one year.

  STOCK OPTION AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None.

    STOCK OPTION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Stock Option and Compensation Committee has submitted the following report:

         The Stock Option and Compensation Committee is responsible for developing the Company's executive compensation strategy and for administering the policies and programs that implement this strategy. The Committee is comprised entirely of independent, Non-Employee directors.

         The executive compensation strategy reflects the Company's fundamental philosophy of aligning the interests of management with the long-term performance of the Company and offering competitive compensation opportunities based on each individual's contribution to the achievement of shareholder value. This strategy is designed to attract and retain employees with outstanding qualifications and experience.

         The three elements of the Company's executive compensation strategy, all determined by corporate and individual performance, are:

           Base salary
           Annual incentive compensation
           Long-term incentive compensation

         Total compensation opportunities are competitive with those offered by a range of comparable companies and are intended to align management interests with shareholder interests. The Stock Option and Compensation Committee has reviewed the Company's primary competitors in determining competitive compensation. Some of these competitors are privately held and are therefore not included in the stock performance graph.

         The base salary for Gerald J. Rubin (Chief Executive Officer) for fiscal 2001 was based on his employment contract. See "Executive Compensation - Employment Contract."

         The base salary for the Senior Vice President, Finance and Chief Financial Officer is determined by the Chief Executive Officer of the Company based on the skills and experience required by the position, the effect of the individual's performance on the Company and the potential of the individual and is ratified by the Board of Directors.

         Annual incentive compensation consists of cash bonuses. The amount of the cash bonus for Gerald J. Rubin is based upon the 1997 Cash Bonus Performance Plan, which was approved by the Company's shareholders, plus a discretionary bonus pursuant to his employment contract. During fiscal 2001, the Company awarded a bonus of $766,094 to Gerald J. Rubin, with the bonus being paid in fiscal 2002. Such bonus consisted of $402,965 payable under the 1997 Cash Bonus Performance Plan and a discretionary bonus of $363,129 primarily attributable to Mr. Rubin's assumption of additional duties during fiscal 2001.

         The bonus for the Senior Vice President, Finance and Chief Financial Officer is determined based upon performance objectives set by the Company's Chief Executive Officer.

         Long-term incentive compensation consists of the Company's stock option plans. Stock options are granted based on the performance and position of the executive officer, as well as the Company's performance. Executive officers are provided with opportunities for ownership positions in the Common Stock through the Company's stock option plans. This opportunity for ownership, combined with a significant performance-based incentive compensation opportunity, forges a strong link between the Company's management and shareholders. During fiscal 2001 the Company's Board of Directors granted to Gerald J. Rubin and Russell G. Gibson stock options to purchase 1,000,000 and 10,000, respectively, shares of the Common Stock.

         As stated above, the compensation to the Company's Chief Executive Officer, Gerald J. Rubin, during fiscal 2001 consisted of base salary, annual incentive compensation and long-term incentive compensation. All of the factors discussed above in this report were taken into consideration by the Stock Option and Compensation Committee in determining the total compensation for Mr. Rubin for fiscal 2001.

                  Gary B. Abromovitz (Chairman)
                  Daniel C. Montano

         The foregoing report of the Stock Option and Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Company's Audit Committee of the Board of Directors consists of directors who satisfy the requirements of independence under the National Association of Securities Dealers listing standards. In addition, in the business judgement of the Board of Directors, at least one of us has accounting or related financial management experience required under the listing standards. We operate under a written charter, a copy of which is included as Appendix A to this proxy statement. As required by the charter, we review and reassess the charter annually and recommend any changes to the Board of Directors for approval.

         Under the charter, the Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee's role under the charter is to provide oversight of management's responsibility. The Audit Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification to the independent auditor's work.

         In fulfilling our oversight role for the year ended February 28, 2001, we:

- reviewed and discussed the Company's audited financial statements with management;
- discussed with KPMG LLP, the Company's independent auditors, the matters required by Statement on Auditing Standards No. 61 relating to the conduct of the audit;
- received from KPMG LLP the written disclosures and letter required by Independence Standards Board Standard No.1; and
- discussed with KPMG LLP its independence and considered the compatibility of the provision of non-audit services with the auditors' independence.

         Based on our:
-        review of the audited financial statements,
-        discussions with and reliance upon management,
-        discussions with and reliance upon KPMG LLP, and
-        review of KPMG LLP's written disclosures and letter as described above,

we recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2001 filed with the Securities and Exchange Commission.

                                          Respectfully submitted,

                                          THE AUDIT COMMITTEE OF DIRECTORS
                                          Christopher L. Carameros (Chairman)
                                          Daniel C. Montano
                                          Gary B. Abromovitz

AUDIT FEES

         The aggregate fees billed for professional services rendered by KPMG LLP for the audit of Helen of Troy Limited and its subsidiaries' annual financial statements for the fiscal year 2001 and the reviews of Helen of Troy Limited's financial statements included in Helen of Troy Limited's Forms 10-Q for fiscal 2001 totaled $207,056.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         None.

ALL OTHER FEES

         The aggregate fees billed by KPMG LLP for services rendered in fiscal 2001, other than Audit Fees, totaled $370,066, which consisted primarily of tax services, services rendered in connection with an acquisition, the audit of the Company's 401(k) plan, and other projects and services.

                             HELEN OF TROY FIVE-YEAR
                                PERFORMANCE GRAPH

         The graph below compares the cumulative total return of the Company to the NASDAQ Market Index and a peer group index, assuming $100 invested March 1, 1996. The Peer Group Index was the Dow Jones Industry Group - Cosmetics.

                                  [LINE GRAPH]

                     Assumes $100 invested on March 1, 1996.
                          Assumes dividend reinvested.
                      Fiscal Year Ending February 28, 2001

         The graph is comprised of the following data:


                   Fiscal Year        Helen of Troy Limited      NASDAQ Market Index        Peer Group Index
                 ----------------     ---------------------      ---------------------      ------------------
                   1996                              100.00                    100.00                  100.00
                   1997                              215.22                    120.03                  138.23
                   1998                              266.30                    163.24                  179.50
                   1999                              242.39                    210.94                  183.69
                   2000                              121.74                    409.77                  131.90
                   2001                              113.04                    191.78                  134.67



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During fiscal 2001 the Company continued an agreement (the "Lease") under which it leases a 108,000 square foot warehouse facility in El Paso, Texas from a real estate partnership (the "Landlord") in which Gerald J. Rubin and Stanlee N. Rubin are the partners. The Company entered into the Lease in order to expand its inventory storage capacity in El Paso, Texas. Under the terms of the Lease, the Company pays $29,250 in monthly rent. The Company also pays certain expenses associated with the operation of the facility. The Company leased the warehouse facility for the entire fiscal year and made a total of $432,600 in payments for associated rent and operating expenses during fiscal 2001. The amount of rent under the Lease is comparable to that being paid by other companies for similar facilities in El Paso. The Company obtained comparable rental information on similar properties from an unaffiliated real estate company. This information was used to establish the rental rate for this facility. The Lease is a month-to-month agreement. Either the Company or the Landlord may cancel the Lease by providing the other party with notice 30 days in advance of exiting the Lease.

         During fiscal 2001, the Company was the sublessee of offices in Troy, Michigan, Bentonville, Arkansas and Minneapolis, Minnesota under three separate agreements (collectively, the "Subleases") with the Landlord. The Company entered into the Subleases in order to facilitate contact with customers. Under the Subleases, the Company pays rent and certain operating expenses in amounts equal to the rent and operating expenses paid by the Landlord under its leases of these facilities. During fiscal 2001, the Company paid $77,940 under the Subleases.

         During fiscal 2000 the Company entered into an agreement under which it leases 3,325 square feet of office space in El Paso, Texas to the same real estate partnership noted above. The agreement began in July, 1999 and calls for the Company to receive $3,879 in monthly rent. During fiscal 2001 the Company recorded $46,550 in rental income associated with this agreement.

         Byron H. Rubin, a member of the Company's Board of Directors, earned ordinary insurance agent's commissions in connection with the Company's group health, life and disability insurance as well as in connection with certain life insurance policies on its officers. During fiscal 2001 his commissions received from policies sold to the Company approximated $25,000.

                  PROPOSAL TO INCREASE THE NUMBER OF SHARES OF
             COMMON STOCK AVAILABLE UNDER THE HELEN OF TROY LIMITED
                  1998 STOCK OPTION AND RESTRICTED STOCK PLAN
                                  (PROPOSAL 2)

     The Board of Directors and the Stock Option and Compensation Committee have determined that it is in the best interest of the Company and its shareholders to amend the Helen of Troy Limited 1998 Stock Option and Restricted Stock Plan (the "1998 Plan") to add 3,000,000 shares of Common Stock to the 1998 Plan. There are currently 3,000,000 shares of Common Stock subject to the 1998 Plan, of which 2,500,000 shares of Common Stock were issued or are currently subject to Options under the 1998 Plan at June 22, 2001. The Board of Directors and the Stock Option and Compensation Committee have approved this proposed amendment to the 1998 Plan, to be effective as of the date of approval thereof by the Company's shareholders.

         The purpose of the 1998 Plan is (i) to offer selected employees of the Company or its subsidiaries an equity ownership interest in the financial success of the Company, (ii) to provide the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility and (iii) to encourage equity participation in the Company by eligible Participants (as hereinafter defined). The 1998 Plan provides for the grant by the Company of (i) options ("Options") to purchase shares of Common Stock, and (ii) awards of shares of Common Stock containing certain restrictions ("Restricted Stock"). Options granted under the Plan may include nonstatutory options ("Nonstatutory Options") as well as incentive stock options ("Incentive Stock Options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, and as interpreted by the regulations thereunder (the "Code").

         The closing sale price of the Common Stock on June 22, 2001, as reported by the NASDAQ Stock Market, was $8.33 per share.

AMOUNT OF STOCK SUBJECT TO THE 1998 PLAN

         Under the terms of the 1998 Plan, the Company has been authorized to grant (i) Options, and (ii) awards of Restricted Stock (collectively, grants of Options and Restricted Stock are referred to in this Proxy Statement as "Plan Awards") with respect to an aggregate of 3,000,000 shares of Common Stock (the "Shares"). The proposed amendment to the 1998 Plan will increase the number of authorized shares issuable under the 1998 Plan by 3,000,000 Shares. No more than 600,000 of the aggregate number of Shares available under the 1998 Plan may be issued in connection with grants of Restricted Stock.

         As of June 22, 2001, there were 500,000 Shares available for the grant of stock options and restricted stock awards under the 1998 Plan. The Board of Directors believes that this is not a sufficient number of Shares to accomplish the objectives described above. The inclusion of 3,000,000 additional Shares subject to the 1998 Plan will enable the Company to further promote these objectives.

ADMINISTRATION OF THE 1998 PLAN

         The Company's Stock Option and Compensation Committee (the "Committee") administers the 1998 Plan. The Committee must consist of at least two persons and each Committee member must be a member of the Board of Directors who is both
(a) a Non-Employee Director within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), and (b) an Outside Director, within the meaning of Section 162(m) of the Code.

ELIGIBILITY FOR PLAN AWARDS

         Plan Awards may be granted to selected employees of the Company or its subsidiaries (the "Participants") in consideration for services provided to the Company or its subsidiaries; provided, however, that no Incentive Stock Option may be granted to any individual who is not an employee of the Company or one of its subsidiaries on the date of grant.

Actual participation in the 1998 Plan will be determined by the Committee. Therefore, the number of Participants who will participate in the 1998 Plan cannot be determined precisely. The employment contract of Mr. Rubin, the Chief Executive Officer of the Company, specifies that he is entitled to receive options to purchase Common Stock that are immediately vested in the aggregate amount of 250,000 shares on the last business day of each fiscal quarter of the Company. Under the employment contract, the grant of these options may be made under the 1998 Plan or the Company's other stock option plans, subject to options being available under those plans. See "Executive Compensation - Employment Contracts." Other than the grant of options to Mr. Rubin, neither the benefits nor the amounts that will be received by or allocated to each of the Participants or other executive officers can be determined precisely at this time. At June 22, 2001, the Company had approximately 558 employees who were eligible to participate in the 1998 Plan.

LIMITATIONS WITH RESPECT TO COVERED EMPLOYEES

         The total number of Shares for which Options may be granted and which may be awarded as Restricted Stock (under the 1998 Plan and any other plan of the Company) to any "covered employee" within the meaning of Section 162(m) of the Code during any one-year period shall not exceed 1,000,000 in the aggregate.

OPTIONS UNDER THE 1998 PLAN

         The exercise price for any Option granted under the 1998 Plan shall be such price as the Committee may determine in its sole discretion, but shall be not less than 100% of the fair market value per share on the date of grant of such Option. In the event that an Incentive Stock Option is granted to any person who, at the time such Incentive Stock Option is granted, owns more than 10% of the total combined voting power of classes of shares of the Company or of any subsidiary corporation of the Company (a "Ten Percent Shareholder"), then the exercise price for the Option shall not be less than 110% of the fair market value of the shares on the date the Option is granted.

         Any Option granted under the 1998 Plan is exercisable at such times, under such conditions (including without limitation, performance criteria with respect to the Company and/or the optionee), in such amounts and during such period or periods as the Committee determines on the date such Option is granted. Such Options, however, shall not be exercisable after the expiration of ten years from the date such Option is granted. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Option shall not be exercisable after the expiration of five years from the date such Option is granted.

         Payment for the Shares upon exercise of an Option shall be made in cash, by certified check or, if authorized by the Committee, by delivery of other Shares having a fair market value on the date of delivery equal to the aggregate exercise price of the Shares as to which such Option is being exercised, or by any combination of such methods or by any other method of payment as may be permitted by applicable law and authorized by the Committee.

         With respect to Incentive Stock Options, Options that are granted to Participants in the 1998 Plan, which allow such Participants to purchase in excess of $100,000 (calculated as of the time the Option is granted) of the Company's Common Stock in any one calendar year under the 1998 Plan and all of the Company's other plans, are considered Nonstatutory Options that are not entitled to the favorable tax treatment provided under Section 422 of the Code.

         In general, if an optionee ceases to be an employee of the Company for reasons other than Permanent and Total Disability (as defined in the 1998 Plan) or death, the optionee will have until the earlier of 30 days or the date the Option expires to exercise the Option, to the extent the optionee was entitled to exercise the Option on the date of termination. If, however, the optionee is an employee and is terminated without cause, the 30-day period described above will be increased to 90 days, in the case of an Incentive Stock Option, and 6 months, in the case of a Nonstatutory Option, to the extent the optionee was entitled to exercise the Option on the date of termination.

         If an optionee is unable to continue to perform services for the Company or any of its subsidiaries as a result of Permanent and Total Disability the optionee will have until the earlier of 12 months from the date of such disability or the date the Option expires to exercise the Option, in whole or in part, notwithstanding that such Option may not be fully exercisable on such date. In the case of an Incentive Stock Option, the optionee must have been an employee since the date of grant and must be an employee on the date of Permanent and Total Disability, to take advantage of this provision.

         In general, upon the death of an optionee, any Option held by such optionee will terminate; provided that if the optionee's death occurs during the term of an Option and at the time of death such optionee was an employee the optionee's estate or person who acquired the right to exercise the Option by bequest or inheritance will have until the earlier of 12 months from the date of such optionee's death or the date the Option expires to exercise the Option, in whole or in part, notwithstanding that such Option may not be fully exercisable on such date. In the case of an Incentive Stock Option, the optionee must have been an employee since the date of grant and must be an employee on the date of death, to take advantage of this provision.

         Except as may be permitted by the Committee, an Option granted under the 1998 Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder, and is not assignable by operation of law or subject to execution, attachment or similar process.

         The Stock Option Agreement (as defined in the 1998 Plan) evidencing any Incentive Stock Option granted under the 1998 Plan shall provide that if the optionee makes a disposition, within the meaning of Section 424(c) of the Code, of any share or shares issued to him pursuant to the exercise of the Incentive Stock Option within the two-year period commencing on the day after the date such Option is granted or within a one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Option, he shall, within ten days of such disposition, notify the Company and immediately deliver to the Company any amount of federal income tax withholding required by law.


RESTRICTED STOCK UNDER THE 1998 PLAN

         The Committee may grant awards of Restricted Stock under the 1998 Plan in accordance with the terms and conditions set forth in an agreement between the Company and the Participant. Restricted Stock may be granted by the Committee either separately or in combination with Options. Each grant of Restricted Stock shall require a Participant to remain an employee of the Company or any of its subsidiaries for at least six months from the date of grant. Restricted Stock shall be granted to Participants for services rendered to the Company, and at no additional cost to the Participant; provided, however, that the value of such services must equal or exceed the par value of the Restricted Stock granted to the Participant. The Committee must require as a condition to awarding any Restricted Stock, that a Participant hold the Restricted Stock for a period of (i) one year following the date of such acquisition in the event such Restricted Stock award vests upon the achievement of performance goals or (ii) three years following the date of such acquisition in the event such Restricted Stock award does not vest upon the achievement of performance goals.

         The Company must establish a restricted stock account for each Participant, to which Restricted Stock granted to the Participant is credited. Every credit of Restricted Stock shall be merely a bookkeeping entry and every grant of Restricted Stock shall be considered contingent and unfunded until the restrictions lapse. During the period of restriction such accounts shall be subject to the claims of the Company's creditors. The Participant's rights to the restricted stock account are no greater than that of a general creditor of the Company. On the date the restrictions lapse, the Restricted Stock shall vest in the Participant.

         The terms, conditions and restrictions of the Restricted Stock are determined by the Committee on the date of grant. The restrictions shall lapse based upon performance measures, targets, holding period requirements and other criteria established by the Committee. Such criteria may vary among the grants of Restricted Stock; provided, however, that once the Restricted Stock has been granted and the criteria are established, such criteria may not be further modified with respect to such grant. The Restricted Stock may not be sold, assigned, transferred, redeemed, pledged or otherwise encumbered during the period that the restrictions apply.

         The Committee, in its sole discretion, may establish procedures by which a Participant may defer the transfer of Restricted Stock to the Participant.

         The Committee may provide from time to time that amounts equivalent to dividends paid with respect to Common Stock be payable with respect to the Restricted Stock held in the restricted stock account. Such amounts shall be credited to the restricted stock account but shall be payable to the Participant only when the restrictions lapse.

         If a Participant, with the consent of the Committee, ceases to be an employee or ceases to provide services to the Company or any of its subsidiaries, or dies or suffers from Permanent and Total Disability, the restrictions applicable to the Participant's Restricted Stock shall lapse in accordance with such determination as the Committee, in its sole discretion, shall make. A Participant who ceases to be an employee or to perform services for the Company or any of its subsidiaries for any other reason shall forfeit all of his grants of Restricted Stock which are still under restriction.

TAX WITHHOLDING

         No later than the date as of which the value of any Plan Award or any Shares or other amount received thereunder first becomes includable in the gross income of a Participant for federal income tax purposes, such Participant must pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required to be withheld with respect to such income. The Company and its subsidiaries have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant to the extent permitted by law. Subject to approval by the Committee, a Participant may elect to have such withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued pursuant to any award, a number of Shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Shares owned by the Participant with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due.

CAPITALIZATION ADJUSTMENTS; MERGER; CHANGE IN CONTROL

         Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option (as well as the exercise price covered by any outstanding Option), the number of Shares of Restricted Stock credited to a Participant's restricted stock account and the aggregate number of Shares that have been authorized for issuance under the 1998 Plan will be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company.

         In the event of the dissolution or liquidation of the Company, other than pursuant to a Reorganization (as defined below), any Option granted under the 1998 Plan shall terminate as of a date to be fixed by the Committee, provided that not less than 30 days written notice of the date so fixed shall be given to each optionee and each such optionee shall have the right during such period to exercise his Options as to all or any part of the Shares covered thereby including Shares as to which such Options would not otherwise be exercisable by reason of an insufficient lapse of time.

         In the event of a Reorganization in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, then (i) if there is no plan or agreement respecting the Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding unexercised Options for securities of another corporation, then the Committee shall take such action, and the Options shall terminate, as provided above; or (ii) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion or exchange of the Shares under outstanding or unexercised options for securities of another corporation, then the Committee shall adjust the Shares under such outstanding unexercised Options (and shall adjust the Shares which are then available to be optioned, if the Reorganization Agreement makes specific provisions therefor) in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion or exchange of such stock and such options.

         For these purposes, the term "Reorganization" shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

         Except as provided in the 1998 Plan and except as otherwise provided by the Committee in its sole discretion, any Options shall terminate immediately prior to the consummation of such proposed action.

         Subject to the above, upon a Change in Control (as defined below) of the Company, (i) all the outstanding Options shall immediately become fully exercisable, and (ii) any restrictions on the Restricted Stock will lapse and such Restricted Stock shall immediately vest in the Participant. For these purposes, a "Change in Control" shall have occurred if: (i) any person other than the Company or its subsidiaries, or an employee benefit plan of the Company or its subsidiaries, is or becomes the beneficial owner of 50% or more of the Common Stock; or (ii) a majority of the present members of the Company's Board of Directors cease to be members of the Board of Directors.

AMENDMENT TO THE 1998 PLAN

         The Board of Directors in its sole discretion may, from time to time, amend the Plan; provided that no amendment will be made without the requisite approval of the shareholders of the Company that will materially increase the benefits accruing to Participants under the 1998 Plan or will change the aggregate number of Shares that may be issued under the 1998 Plan, other than any increase or decrease in the number of issued Shares resulting from a stock split, payment of a stock dividend or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company.

TERM AND TERMINATION OF THE 1998 PLAN

         The 1998 Plan will continue in effect for a term of ten years, unless sooner terminated. The Board of Directors may terminate the 1998 Plan at any time in its sole discretion. Neither Restricted Stock nor Options may be granted after the 1998 Plan is terminated. The termination of the 1998 Plan, or any amendment thereto, shall not affect any Shares previously issued to a Participant, any Option previously granted under the 1998 Plan or any Shares of Restricted Stock previously granted to a Participant.

MISCELLANEOUS

         The 1998 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of ERISA.

FEDERAL INCOME TAX CONSEQUENCES

         The following general summary is based upon the Code and does not include a discussion of any state or local tax consequences.

         Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an Incentive Stock Option.

         The income tax treatment of any gain or loss realized upon an optionee's disposition of Shares received upon exercise of an Incentive Stock Option depends on the timing of the disposition. If the optionee does not dispose of the Shares received upon exercise of an Incentive Stock Option within two years from the date such Incentive Stock Option was granted, and does not dispose of such shares within one year from the date of exercise, the difference (if any) between the amount realized from the sale of such Shares and the exercise price, will be taxed as capital gain or loss.

         If an optionee disposes of the Shares before the end of the applicable holding periods described above (i.e., he makes a "disqualifying disposition"), the excess of the fair market value of the shares on the date of exercise, over the exercise price is taxable to the optionee as ordinary income, and the excess of the selling price over the fair market value of the shares on the date of exercise is taxable to the optionee as capital gain. If the selling price exceeds the exercise price but not the fair market value on the date of exercise, the excess of the selling price over the exercise price is taxable to the optionee as ordinary income. If the selling price is less than the exercise price, the difference is treated as capital loss.

         The Company is not entitled to a deduction for federal income tax purposes with respect to the grant or exercise of an Incentive Stock Option or the disposition of Shares acquired upon exercise (if the applicable holding periods have been met). In the event of a disqualifying disposition, however, the Company is entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the optionee.

         Certain optionees may be subject to the alternative minimum tax which in individual cases could reduce or eliminate any tax benefits to them under the 1998 Plan.

         If an optionee exercises an Incentive Stock Option by delivering other Shares of the Company that are substantially vested or with respect to which a
Section 83(b) election has been filed, under proposed regulations, the optionee will not recognize any compensation income or gain with respect to the Shares surrendered. The portion of the Shares received equal in number to the Shares surrendered will have a basis equal to the basis of the Shares surrendered in payment (which generally will be the exercise price). The holding period of such Shares will be determined in accordance with proposed regulations. The optionee will recognize no gain with respect to the remaining portion of Shares received, the basis of such Shares will be zero, and the holding period of such Shares will begin on the date of receipt thereof by the optionee.

         If an optionee exercises an Incentive Stock Option using Shares received upon the prior exercise of an Incentive Stock Option (whether granted under the Plan or under another plan of the Company) and the participant has not held such stock for the applicable holding periods, under proposed regulations, the participant will have made a disqualifying disposition of the number of Shares of prior Incentive Stock Option stock used as payment for the exercise price of the Incentive Stock Option. Generally, the optionee will recognize ordinary compensation income with respect to the surrender of such Shares to the extent of the excess of the fair market value of the Shares surrendered (determined as of the date the Option relating to such Shares was exercised) over the exercise price. The basis of the portion of the Shares received equal in number to the Shares surrendered will equal the amount of ordinary compensation income recognized by the optionee plus the optionee's basis in the Shares surrendered. The basis of the remaining portion of Shares received will be zero.

         Nonstatutory Stock Options. An optionee will not recognize any taxable income upon the grant of a Nonstatutory Option. However, upon exercise of a Nonstatutory Option, an optionee must recognize ordinary income in an amount equal to the excess of the fair market value of the Shares at the time of exercise over the exercise price. Upon the subsequent disposition of the Shares, the optionee will realize a capital gain or loss, depending on whether the selling price exceeds the fair market value of the Shares on the date of exercise. The optionee's holding period in the Shares, for capital gains and losses purposes, begins on the date of exercise.

         Different rules may apply with respect to exercises by optionees subject to the short-swing profit recapture provisions of Section 16(b) of the Exchange Act (in general, executive officers, Directors and Ten Percent Shareholders who have not yet held their options for at least six months).
Section 83 of the Code provides that such an optionee will not recognize ordinary income upon exercise (and the capital gains holding period will not begin) if the sale of Shares acquired by such optionee pursuant to an Option could subject the optionee to suit under Section 16(b). Such an optionee would then recognize ordinary income (and the capital gains holding period would begin) when the optionee is no longer subject to suit under Section 16(b). Persons acquiring Shares subject to such a restriction, however, may elect (within 30 days of exercise of the Option) under Section 83(b) of the Code to be taxed as of the date of exercise, thereby fixing the ordinary income recognized from the exercise to the spread between the fair market value on the date of exercise and the exercise price paid for the Shares. Any change in the value of the Shares after the date of exercise would be recognized as capital gain or loss only if and when the Shares are disposed of by the optionee. If the Section 83(b) election is made, the optionee's capital gains holding period begins on the date of exercise.

         An optionee's tax basis in the Shares received on exercise of a Nonstatutory Option will be equal to the amount of consideration paid by the optionee on exercise, plus the amount of ordinary income recognized as a result of the receipt of such Shares. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee recognizes taxable income.

         If an optionee exercises a Nonstatutory Option by delivering other Shares of the Company, the optionee will not recognize gain or loss with respect to the Shares delivered by the optionee, even if the then fair market value of such Shares is different from the optionee's tax basis therein. The portion of the Shares received equal in number to the Shares surrendered will have a basis equal to the basis of the Shares surrendered, and the holding period for such number of Shares received will include the holding period of the Shares surrendered. The remaining portion of the Shares received will be taxable to the employee as ordinary compensation income in an amount equal to the fair market value of such Shares as of the exercise date, and the Company likewise generally will be entitled to an equivalent tax deduction. The participant's tax basis in the Shares received in excess of the number of Shares surrendered will equal the amount of ordinary compensation income recognized by the employee, and the holding period for such number of Shares received begins on the date such Shares are acquired.

         Restricted Stock. The Participant will not recognize taxable income upon the grant of Restricted Stock because the Restricted Stock will be nontransferable and subject to a substantial risk of forfeiture. The Participant will recognize ordinary income at the time at which the restrictions that impose a substantial risk of forfeiture of such Shares (the "Restrictions") lapse, in an amount equal to the fair market value of such Shares at such time. The ordinary income recognized by a Participant with respect to Shares awarded pursuant to the 1998 Plan will be deemed compensation income subject to applicable wage withholding.

         A Participant may elect, pursuant to Section 83(b) of the Code, to include in gross income the fair market value of the Restricted Stock upon grant, notwithstanding that the Restricted Stock would otherwise not be includable in gross income at that time. If such election is made within 30 days of the date of grant, then the Participant would include in gross income the fair market value of the Restricted Stock on the date of grant, and any change in the value of the Shares after the date of grant would be capital gain or capital loss only if and when the Shares are disposed of by the Participant. If the Section 83(b) election is made, the Participant's capital gains holding period begins on the date of grant.

         If a Section 83(b) election is made and the Participant then forfeits the Restricted Stock, the Participant may not deduct as a loss the amount previously included in gross income.

         Dividends received on the Shares when the Restrictions on such Shares lapse will be treated as additional compensation, and not dividend income, for federal income tax purposes and will be subject to applicable wage withholding.

         A Participant's tax basis in Shares of Restricted Stock received pursuant to the 1998 Plan will be equal to the ordinary income recognized by such Participant. Unless a Section 83(b) election is made, the Participant's holding period for such Shares for purposes of determining gain or loss on a subsequent sale will begin on the date the Restrictions on such Shares lapse.

         In general, the Company will be entitled to a deduction for federal income tax purposes at the same time and in an amount equal to the ordinary income recognized by a Participant with respect to Shares of Restricted Stock awarded pursuant to the 1998 Plan.

         If, subsequent to the lapse of Restrictions on Shares, the Participant sells such Shares, the difference, if any, between the amount realized from such sale and the tax basis of such Shares to the Participant will be taxed as long-term or short-term capital gain or loss depending on whether the Participant's holding period for such Shares exceeds the applicable holding period at the time of sale.

         THE SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO ALL INDIVIDUALS. PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR A DETERMINATION AS TO THE SPECIFIC TAX CONSEQUENCES APPLICABLE TO THEM.

SHAREHOLDER APPROVAL

     The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is required to approve the amendment to the 1998 Plan described in this Proposal 2. If the amendment described in this Proposal 2 is not approved by the Company's shareholders, the 1998 Plan, as previously approved, will continue in effect.


    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                              SHAREHOLDER PROPOSALS

         Shareholders intending to present proposals at the 2002 Annual Meeting of Shareholders and desiring to have those proposals included in the Company's proxy statement and form of proxy relating to that meeting must submit such proposals, in compliance with Rule 14a-8 of the Securities Exchange Act of 1934, to be received at the executive offices of the Company no later than March 15, 2002. For proposals that shareholders intend to present at the 2002 Annual Meeting of Shareholders outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934, unless the shareholder notifies the Company of such intent by May 29, 2002, any proxy solicited by the Company for such Annual Meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as such proposal is properly presented at the Annual Meeting.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         No action is to be taken with respect to the selection or approval of the Company's independent public accountants. KPMG LLP has served as independent public accountants for the Company since 1978. A representative of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative desires to do so. The KPMG LLP representative is also expected to be available to respond to appropriate questions.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, Directors and greater than ten percent shareholders are required by SEC Regulations to furnish the Company with copies of all
Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2001, all Section 16(a) filing requirements applicable to the officers, Directors and greater than ten percent beneficial owners were satisfied.

                                 QUORUM; VOTING

         The presence in person of two or more persons, representing throughout the Annual Meeting, in person or by proxy, at least a majority of the issued shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. If a quorum is present, the six nominees for Directors receiving a majority of the votes cast at the Annual

Meeting in person or by proxy shall be elected. The affirmative vote of the majority of the votes cast at the Annual Meeting in person or by proxy shall be the act of the shareholders with respect to Proposal 2. If within half an hour from the time appointed for the Annual Meeting a quorum is not present or represented by proxy, the Annual Meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place the Board of Directors may determine, provided that at least two persons are present at such adjourned meeting, representing throughout the meeting, in person or by proxy, at least a majority of the issued shares of Common Stock entitled to vote. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally called.

         Broker non-votes are shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal. Such broker non-votes will be counted towards a quorum. Abstentions and broker non-votes are not counted in determining the total number of votes cast and will have no effect with respect to Proposals 1 and 2.

                                  OTHER MATTERS

         The Board of Directors knows of no matters to be presented at the Annual Meeting other than the election of Directors and consideration of the amendment to the 1998 Stock Option and Restricted Stock Option Plan to increase the number of shares reserved for granting under that plan. If other matters properly come before the Annual Meeting or any adjournment thereof, the holders of the proxies are authorized to vote on these matters in accordance with management's discretion.


                             YOUR VOTE IS IMPORTANT

          You are encouraged to let us know your preference by completing and returning the enclosed proxy card.


                                                          Gerald J. Rubin
                                                          Chairman of the Board

                                   APPENDIX A


                              HELEN OF TROY LIMITED

                AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER



I.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

                  Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

                  Review and appraise the audit efforts of the Company's independent accountants.

                  Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter. The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities.

II.      COMPOSITION

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. "Independence" shall be as defined in Section 4200(a)(15) of the National Association of Securities Dealers, Inc's. (the "NASD") listing standards, as applicable and as may be modified or supplemented. All members of the Committee shall have a familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

         The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     MEETINGS

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company's financials consistent with IV.3. below.

IV.      RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

                            DOCUMENTS/REPORTS REVIEW

         1. Review and update this Charter periodically, at least annually, as conditions dictate. Submit this Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

         2. Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants, prior to filing or distribution. Review should include discussion with management and independent accountants of significant issues regarding accounting principles, practices and judgments.

         3. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. Discuss any items required to be communicated by the independent accountants in accordance with Generally Accepted Auditing Standards. The Chair of the Committee may represent the entire Committee for purposes of this review.

                             INDEPENDENT ACCOUNTANTS

         4. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

         5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

         6. Review the independent accountants' audit plan - discuss scope, staffing, location, reliance upon management and general audit approach.

         7. Periodically consult with the independent accountants out of the presence of management about internal controls, the quality and appropriateness of the Company's accounting principles and the fullness and accuracy of the Company's financial statements.

                          FINANCIAL REPORTING PROCESSES

         8. In consultation with management and the independent accountants, review the integrity of the Company's financial reporting processes, both internal and external, and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent accountants together with management's responses.

         9. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         10. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or management.

         11. Prior to releasing the year-end earnings, discuss the results of the audit with the independent accountants. Discuss certain matters required to be communicated to the Audit Committee in accordance with Generally Accepted Auditing Standards.

                               PROCESS IMPROVEMENT

         12. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

         13. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

         14. Review any significant disagreement among management or the independent accountants in connection with the preparation of the financial statements.

         15. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

                          ETHICAL AND LEGAL COMPLIANCE

         16. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

         17. Review management's monitoring of the Company's compliance with the Company's Ethical Code, and ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public, satisfy legal requirements.

         18. Review, with the Company's counsel, legal compliance matters including corporate securities trading policies and inquiries received from regulators or governmental agencies.

         19. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements.

         20. Select and retain, at the Company's expense, independent outside legal, accounting or other consultants or experts to assist the Committee with any legal matters or other issues as the Committee deems necessary or appropriate.

         21. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

         22. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

         23. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                             HELEN OF TROY LIMITED
                         Annual Meeting of Shareholders
                                August 28, 2001

                                     -----
                                     PROXY
                                     -----

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes Gerald J. Rubin as Proxy with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on Tuesday, August 28, 2001 at 1:00 p.m. Mountain Daylight Time, at the Hilton Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas and any adjournment thereof, and to vote all the shares of Common Stock of the Company that the undersigned is entitled to vote on the following matters:

1.      To elect a board of six directors

        FOR ALL NOMINEES LISTED BELOW
        (except as marked to the contrary below) [ ]

        WITHOUT AUTHORITY
        to vote for all nominees below [ ]

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST BELOW.)

Gerald J. Rubin                     Byron H. Rubin
Gary B. Abromovitz                  Daniel C. Montano
Stanlee N. Rubin                    Christopher L. Carameros


2. To consider approval of an amendment to the Helen of Troy Limited 1998 Stock Option and Restricted Stock Plan:

        For [ ]        Against [ ]         Abstain [ ]

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted for Proposals 1 and 2 and in accordance with management's discretion as to any other matters.

IMPORTANT: Please date this proxy and sign exactly as your name or names appear thereon. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians, and others signing in the representative capacity, please so indicate when signing.


DATE ______________________, 2001

SIGNATURE ___________________________

SIGNATURE IF HELD JOINTLY ____________________________
-------------------------------
PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.